Exhibit 1.01

COMMERCIAL VEHICLE GROUP, INC.

Conflicts Minerals Report

For the Year Ended December 31, 2014

Introduction

This Conflict Minerals Report on Form SD (“Form SD”) of Commercial Vehicle Group, Inc. (the “Company,” “we,” or “our”) for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). Conflict minerals include columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold. The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products (such minerals are referred to as “necessary conflict minerals”), excepting conflict minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule). For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”). If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence as a method to conclude if the necessary conflict minerals contained in those products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries. Numerous terms in this Form SD are defined in the Rule and the reader is referred to that source and to SEC Release No. 34-67716 issued by the SEC on August 22, 2012 for such definitions.

Company Overview and Product Description

The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium- and heavy-construction vehicle market, and the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets.

Our products include seats and seating systems; trim systems and components; cab structures, sleeper boxes, body panels and structural components; mirrors, wipers and controls; and electronic wire harness and panel assemblies specifically designed for applications in commercial vehicles. Some of these products contain conflict minerals that are necessary to their functionality or production.

Company’s Conflict Minerals Policy

Pursuant to our conflict minerals policy, we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.

As part of our efforts to comply with the Rule, we must conduct due diligence inquiries of our supply chain in order to accurately report our compliance with the Rule. We expect our suppliers to respond to information requests from us regarding the uses and sources of conflict minerals in their products including information about minerals that are recycled or scrapped. In order to respond to our information requests, we expect our suppliers to perform due diligence on the source and chain of custody of their conflict minerals in accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

The full text of our Conflict Minerals Policy is available under the “Investors” tab at http://ir.cvgrp.com. The content of any website referred to in this Form SD is included for general information only and unless otherwise indicated is not incorporated by reference in this Form SD.

Conflict Minerals Disclosure

We have concluded in good faith that during 2014:

a) We have manufactured or contracted to manufacture products of which conflict minerals are necessary to the functionality or production of our products, and

b) Based on a reasonable country of origin inquiry (described below), we have reason to believe that certain of our necessary conflict minerals may have originated in the Covered Countries and we have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources.

Description of Reasonable Country of Origin Inquiry (“RCOI”) Efforts

Below is a description of our efforts to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries.

As part of our RCOI efforts, we exercised due diligence in accordance with the OECD framework on the source and chain of custody of the conflict minerals by utilizing a reasonable risk-based approach to identify suppliers as follows:

a.	All suppliers (other than suppliers whose service or products were not necessary to the functionality or production of our products) paid $250,000 or greater by the Company;

b.	Electrical commodities suppliers paid $100,000 or greater by the Company;

c.	Electrical division component suppliers paid $100,000 or greater by the Company;

d.	Engineered products suppliers paid $100,000 or greater by the Company; and

e.	Suppliers designated by the Company as potentially high risk regardless of the amount paid by the Company to such suppliers in 2014.

Upon creating a master list of suppliers that met the requirements set forth above, we determined that we had 372 in-scope suppliers (the “Targeted Supplier Group”). We requested each supplier in the Targeted Supplier Group to complete a Conflict Minerals Reporting Template (“CMRT”). The CMRT is an initiative of EICC and GeSI. Greater than 80% of our Targeted Supplier Group responded using the CMRT, with a majority of the remainder of our Targeted Supplier Group responding with completed Electronic Industry Citizenship Coalition, Incorporated and Global e-Sustainability Initiative Form (“GeSI Forms”) or other written correspondence. A small minority of our Targeted Supplier Group did not respond to repeated requests for information. In the aggregate, we received responses in the form of completed CMRT Forms, GeSI Forms or written correspondence from greater than 90% of our Targeted Supplier Group.

The Process of Distribution, Collection and Review of Completed CMRT Forms from the Targeted Supplier Group

1.	The CMRT Forms were distributed via iPoint or email. We used iPoint as a tool to manage the distribution and collection of CMRT Forms because iPoint is generally known in our industry as a very reliable tool to manage, track and report data across the supply chain.

2.	We requested the return of the completed CMRT Forms via iPoint or our designated conflict mineral email inbox.

3.	Once the CMRT Forms were returned, we reviewed them for completeness. Our review for completeness included validating that all required fields were completed according to the instructions found on the CMRT instructions tab.

4.	If any required fields were not completed, the CMRT Form was returned to the supplier for completion.

The Process of Collection and Review of Information from out Targeted Supplier Group that did not complete CMRT Forms

As disclosed above, we received responses from certain of our Targeted Supplier Group in the form of completed GeSI Forms or other written correspondence. If the responses received via a GeSI Form or other written correspondence did not provide the required information, we communicated with such responders to obtain the required information.

Additional Source and Chain of Custody Due Diligence

Approximately 24% of respondents from our Targeted Supplier Group indicated that 1 or more of their conflict minerals either originated in the Covered Countries or they were uncertain as to whether their conflict minerals originated in the Covered Countries. We have communicated our conflict minerals policy to suppliers in our Targeted Supplier Group, and we have informed them that we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.

Risk Mitigation Strategies and Steps to Improve Due Diligence in the Future

In subsequent compliance periods, we intend to continue to improve the collection of due diligence data in order to continue mitigating the risk that necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries. In doing so, we intend to take the following steps, among others:

•	Continue to engage our Targeted Supplier Group to increase our response rate for CMRT Forms, and ensure the CMRT Forms we receive are fully completed; and

•	Continue to identify process improvements for the next reporting period by benchmarking relevant information, remaining current on guidance from the SEC, and incorporating best practices for good faith RCOI and related due diligence.

Smelters and Refiners

The completed CMRT Forms and GeSI Forms included information about smelters and refiners, if any, used by our Targeted Supplier Group. Such smelters and refiners were then reviewed against the conflict free smelter list located on the conflict free sourcing initiatives, (“CFSI”), website. Not all of the smelters and refiners from which our suppliers sourced conflict minerals were CFSI complaint.

We do not have direct smelter relationships. As such, we had limitations in obtaining information independently. CFSI, the primary industry scheme currently in place for identifying and auditing smelters and refiners, utilizes a third party auditor to assess the due diligence information consistent with the OECD Guidance including transportation and transit routes as well as mine origin to determine whether the smelter minerals are conflict free. Although the CFSI does not provide information on transit and transportation routes used between the mine and the smelter, it does review this type of information covered by the in-region sourcing scheme as part of the third -party audit of smelters due diligence practices for sourcing. We relied on information from CFSI and third party audits to assess smelters’ due diligence practices in accordance with the OECD Guidance. This is aligned with the recommendation contained in the OECD Guidance, which allows for the review of the information on country of mineral origin, transit and transportation routes and smelters and refiners through collective efforts.

Below is a List of Smelters and Refiners Provided by our Targeted Supplier Group that have been identified as Compliant with the Conflict-Free Smelter Program Assessment Protocols Maintained by CFSI

Metal		Smelter ID	Smelter Name	Compliant Refiner Location
Tantalum	(1)	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun, Jiangxi, China

Tantalum	(1)	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan, China

Tantalum	(1)	CID000291	Conghua Tantalum and Niobium Smeltry	Conghua, Guangdong, China

Tantalum	(1)	CID000410	Duoluoshan	Plant 1, Sihui City, Guangdong, China Plant 2, Sihui City, Guangdong, China Plant 3, Sihui City, Guangdong, China

Tantalum	(1)	CID000456	Exotech Inc.	Pompano Beach, Florida, USA

Tantalum	(1)	CID000460	F&X Electro-Materials Ltd.	Jiangmen, Guangdong, China

Tantalum	(1)	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Yingde, Guangdong, China

Tantalum	(1)	CID000731	Hi-Temp Specialty Metals, Inc	Yaphank, New York, USA

Tantalum	(1)	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi, China

Tantalum	(1)	CID000917	Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi, China

Tantalum	(1)	CID000973	King-Tan Tantalum Industry Ltd.	Yifeng, Jiangxi, China

Tantalum	(1)	CID001076	LSM Brasil S.A.	Sao Joao Del Rei, Minas Gerais, Brazil

Tantalum	(1)	CID001163	Metallurgical Products India Pvt., Ltd.	District Raigad, Maharashtra, India

Tantalum	(1)	CID001175	Mineração Taboca S.A.	Presidente Figueiredo, Amazonas, Brazil

Tantalum	(1)	CID001192	Mitsui Mining & Smelting	Omuta, Fukuoka, Japan

Tantalum	(1)	CID001200	Molycorp Silmet A.S.	Sillamäe, Ida-Virumaa, Estonia

Tantalum	(1)	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan, Ningxia, China

Tantalum	(1)	CID001508	QuantumClean	Fremont, California, USA

Tantalum	(1)	CID001522	RFH Tantalum Smeltry Co., Ltd.	Zhuzhou, Hunan, China

Tantalum	(1)	CID001769	Solikamsk Magnesium Works OAO	Solikamsk, Perm Krai, Russia

Tantalum	(1)	CID001869	Taki Chemical	Harima, Hyogo, Japan

Tantalum	(1)	CID001891	Telex Metals	Croydon, Pennsylvania, USA

Tantalum	(1)	CID001969	Ulba Metallurgical Plant JSC	Ust-Kamenogorsk, East Kazakhstan, Kazakhstan

Tantalum	(1)	CID002232	Zhuzhou Cemented Carbide	Zhuzhou, Hunan, China

Tantalum	(1)	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang, Hunan, China

Tantalum	(1)	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Kaili, Guizhou, China

Tantalum	(1)	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi, China

Tantalum	(1)	CID002539	KEMET Blue Metals	Matamoros, Tamaulipas, Mexico

Tantalum	(1)	CID002540	Plansee SE Liezen	Liezen, Styria, Austria

Tantalum	(1)	CID002544	H.C. Starck Co., Ltd.	Map Ta Phut, Rayong, Thailand

Tantalum	(1)	CID002545	H.C. Starck GmbH Goslar	Goslar, Lower Saxony, Germany

Tantalum	(1)	CID002546	H.C. Starck GmbH Laufenburg	Laufenburg, Baden-Württemberg, Germany

Tantalum	(1)	CID002547	H.C. Starck Hermsdorf GmbH	Hermsdorf, Thuringia, Germany

Tantalum	(1)	CID002548	H.C. Starck Inc.	Newton, Massachusetts, USA

Tantalum	(1)	CID002549	H.C. Starck Ltd.	Mito, Ibaraki, Japan

Tantalum	(1)	CID002550	H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Baden-Württemberg, Germany

Tantalum	(1)	CID002556	Plansee SE Reutte	Reutte, Tyrol, Austria

Tantalum	(1)	CID002557	Global Advanced Metals Boyertown	Boyertown, Pennsylvania, USA

Tantalum	(1)	CID002558	Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima, Japan

Tantalum	(1)	CID002568	KEMET Blue Powder	Mound House, Nevada, USA

Tantalum	(2)	CID002571	Tranzact, Inc.	Lancaster, Pennsylvania, USA

Tin	(3)	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Nanchang, Jiangxi, China

Tin	(3)	CID000292	Alpha	Altoona, Pennsylvania, USA

Tin	(3)	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	Bom Futuro, Rondônia, Brazil

Tin	(4)	CID000307	PT Justindo	Kabupaten Bangka, Bangka Belitung, Indonesia

Tin	(4)	CID000309	PT Aries Kencana Sejahtera	Kabupaten Bangka, Bangka Belitung, Indonesia

Tin	(3)	CID000315	CV United Smelting	Pangkal Pinang, Bangka, Indonesia

Tin	(3)	CID000402	Dowa	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan

Tin	(3)	CID000438	EM Vinto	Oruro, Oruro, Bolivia

Tin	(4)	CID000468	Fenix Metals	Chmielów, Podkarpackie, Poland

Tin	(3)	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu, Yunnan, China

Tin	(4)	CID001070	China Tin Group Co., Ltd.	Liuzhou, Guangxi Zhuang, China

Tin	(3)	CID001105	Malaysia Smelting Corporation (MSC)	Butterworth, Penang, Malaysia

Tin	(4)	CID001142	Metallic Resources, Inc.	Twinsburg, Ohio, USA

Tin	(3)	CID001173	Mineração Taboca S.A.	Pirapora do Bom Jesus, São Paulo, Brazil

Tin	(3)	CID001182	Minsur	Paracas, Ica, Perú

Tin	(3)	CID001191	Mitsubishi Materials Corporation	Chiyoda, Tokyo, Japan Asago, Hyogo, Japan

Tin	(4)	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Sriracha, Chonburi, Thailand

Tin	(3)	CID001337	Operaciones Metalurgical S.A.	Oruro, Oruro, Bolivia

Tin	(3)	CID001399	PT Artha Cipta Langgeng	Sungailiat, Bangka, Indonesia

Tin	(3)	CID001402	PT Babel Inti Perkasa	Lintang, Bangka Belitung, Indonesia

Tin	(3)	CID001412	PT Bangka Putra Karya	Pangkal Pinang, Bangka, Indonesia

Tin	(3)	CID001419	PT Bangka Tin Industry	Sungailiat, Bangka, Indonesia

Tin	(3)	CID001421	PT Belitung Industri Sejahtera	Kabupaten Belitung, Bangka Belitung, Indonesia

Tin	(4)	CID001424	PT BilliTin Makmur Lestari	Belitung Timur, Bangka Belitung, Indonesia

Tin	(3)	CID001428	PT Bukit Timah	Pangkal Pinang, Bangka, Indonesia

Tin	(3)	CID001434	PT DS Jaya Abadi	Pangkal Pinang, Bangka, Indonesia

Tin	(3)	CID001438	PT Eunindo Usaha Mandiri	Kepulauan Riau, Riau Islands, Indonesia

Tin	(4)	CID001448	PT Karimun Mining	Karimun, Riau Islands, Indonesia

Tin	(3)	CID001453	PT Mitra Stania Prima	Sungailiat, Bangka, Indonesia

Tin	(3)	CID001457	PT Panca Mega Persada	Sungailiat, Bangka, Indonesia

Tin	(3)	CID001458	PT Prima Timah Utama	Propinsi Kepulauan, Bangka Belitung, Indonesia

Tin	(3)	CID001460	PT Refined Bangka Tin	Sungailiat, Bangka Belitung, Indonesia

Tin	(3)	CID001463	PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka, Indonesia

Tin	(3)	CID001468	PT Stanindo Inti Perkasa	Pangkal Pinang, Bangka, Indonesia

Tin	(4)	CID001471	PT Sumber Jaya Indah	Indonesia

Tin	(3)	CID001477	PT Timah (Persero) Tbk Kundur	Kundur, Riau Islands, Indonesia

Tin	(3)	CID001482	PT Timah (Persero) Tbk Mentok	Mentok, Bangka, Indonesia

Tin	(3)	CID001490	PT Tinindo Inter Nusa	Pangkal Pinang, Bangka, Indonesia

Tin	(4)	CID001539	Rui Da Hung	Taoyuan, Taiwan, China

Tin	(4)	CID001758	Soft Metais Ltda.	Bebedouro, São Paulo, Brazil

Tin	(3)	CID001898	Thaisarco	Amphur Muang, Phuket, Thailand

Tin	(4)	CID002015	VQB Mineral and Trading Group JSC	My Hao District, Hung Yen Province, Vietnam

Tin	(3)	CID002036	White Solder Metalurgia e Mineração Ltda.	Ariquemes, Rondonia, Brazil

Tin	(4)	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Gejiu, Yunnan, China

Tin	(3)	CID002180	Yunnan Tin Group (Holding) Company Limited	Gejiu, Yunnan, China

Tin	(3)	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	São João Del Rei, Minas Gerais, Brazil

Tin	(3)	CID002479	PT Wahana Perkit Jaya	Kabupaten Meranti, Riau Province, Indonesia

Tin	(3)	CID002500	Melt Metais e Ligas S/A	Ariquemes, Rondonia, Brazil

Tin	(3)	CID002503	PT ATD Makmur Mandiri Jaya	Sungailiat, Bangka, Indonesia

Tin	(4)	CID002517	O.M. Manufacturing Philippines, Inc.	Rosario Cavite, Philippines

Tin	(4)	CID002530	PT Inti Stania Prima	Bangka, Indonesia

Tin	(4)	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Quy Hop District, Nghe An Province, Vietnam

Tin	(3)	CID002773	Metallo-Chimique N.V.	Beerse, Belgium

Gold	(5)	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Chengdu, China

Gold	(5)	CID000019	Aida Chemical Industries Co., Ltd.	Fuchu, Tokyo, Japan

Gold	(5)	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Pforzheim, Baden-Württemberg, Germany

Gold	(5)	CID000058	AngloGold Ashanti Córrego do Sítio Mineraçäo	Nova Lima, Minas Gerais, Brazil

Gold	(5)	CID000077	Argor-Heraeus SA	Mendrisio, Ticino, Switzerland

Gold	(5)	CID000082	Asahi Pretec Corporation	Saitama Factory, Kobe, Hyogo, Japan Amagasaki Factory, Kobe, Hyogo, Japan Technical Research Center, Kobe, Hyogo, Japan Ehime Factory, Saijyo, Ehime, Japan

Gold	(9)	CID000090	Asaka Riken Co., Ltd.	Koriyama, Fukushima, Japan

Gold	(5)	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Istanbul, Turkey

Gold	(5)	CID000113	Aurubis AG	Hamburg, Hamburg, Germany

Gold	(5)	CID000157	Boliden AB	Skelleftehamn, Västerbotten, Sweden

Gold	(5)	CID000176	C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg, Germany

Gold	(5)	CID000185	CCR Refinery – Glencore Canada Corporation	Montréal, Quebec, Canada

Gold	(9)	CID000189	Cendres & Métaux SA	Biel, Bern, Switzerland

Gold	(5)	CID000233	Chimet S.p.A.	Arezzo, Tuscany, Italy

Gold	(9)	CID000362	Doduco	Pforzheim, Germany

Gold	(5)	CID000401	Dowa	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan

Gold	(5)	CID000425	Eco-System Recycling Co., Ltd.	Honjo, Saitama, Japan

Gold	(5)	CID000694	Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg, Germany Vienna, Vienna, Austria

Gold	(5)	CID000707	Heraeus Ltd. Hong Kong	Fanling, Hong Kong, China

Gold	(5)	CID000711	Heraeus Precious Metals GmbH & Co. KG	Hanau, Hesse, Germany
Gold	(5)	CID000807	Ishifuku Metal Industry Co., Ltd.	Soka, Saitama, Japan
Gold	(5)	CID000814	Istanbul Gold Refinery	Kuyumcukent, Istanbul, Turkey
Gold	(5)	CID000823	Japan Mint	Osaka, Japan
Gold	(5)	CID000920	Johnson Matthey Inc.	Salt Lake City, Utah, USA
Gold	(5)	CID000924	Johnson Matthey Limited	Brampton, Ontario, Canada
Gold	(5)	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Verkhnyaya Pyshma, Russia
Gold	(5)	CID000929	JSC Uralelectromed	Verkhnyaya Pyshma, Russia
Gold	(5)	CID000937	JX Nippon Mining & Metals Co., Ltd.	Oita, Oita, Japan
Gold	(5)	CID000957	Kazzinc	Ust-Kamenogorsk, Kazakhstan
Gold	(5)	CID000969	Kennecott Utah Copper LLC	Salt Lake City, Utah, USA
Gold	(5)	CID000981	Kojima Chemicals Co., Ltd.	Sayama, Saitama, Japan

Gold	(5)	CID001032	L’azurde Company For Jewelry	Riyadh, Saudi Arabia
Gold	(5)	CID001078	LS-NIKKO Copper Inc.	Onsan-eup, Ulsan, Korea
Gold	(5)	CID001113	Materion	Buffalo, New York, USA Wheatfield, New York, USA
Gold	(5)	CID001119	Matsuda Sangyo Co., Ltd.	Iruma Factory, Iruma, Saitama, Japan Iruma Second Factory, Iruma, Saitama, Japan Musashi Factory, Iruma, Saitama, Japan R&D Center, Iruma, Saitama, Japan
Gold	(5)	CID001149	Metalor Technologies (Hong Kong) Ltd.	Kwai Chung, Hong Kong, China
Gold	(5)	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Tuas Tech Park, Tuas, Singapore
Gold	(5)	CID001153	Metalor Technologies SA	Neuchâtel, Neuchâtel, Switzerland

Gold	(5)	CID001157	Metalor USA Refining Corporation	North Attleboro, Massachusetts, USA

Gold	(5)	CID001161	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Torreon, Mexico

Gold	(5)	CID001188	Mitsubishi Materials Corporation	Naoshima, Kagawa, Japan

Gold	(5)	CID001193	Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima, Japan

Gold	(5)	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Bahçelievler, Turkey

Gold	(5)	CID001259	Nihon Material Co., Ltd.	Noda, Chiba, Japan

Gold	(5)	CID001322	Ohio Precious Metals, LLC	Jackson, Ohio, USA

Gold	(5)	CID001325	Ohura Precious Metal Industry Co., Ltd.	Nara-shi, Nara, Japan

Gold	(5)	CID001326	OJSC Krastvetmet	Krasnoyarsk, Russia

Gold	(5)	CID001352	PAMP SA	Castel San Pietro, Ticino, Switzerland

Gold	(5)	CID001397	PT Aneka Tambang (Persero) Tbk	Jakarta, Indonesia

Gold	(5)	CID001498	PX Précinox SA	La Chaux-de-Fonds, Neuchâtel, Switzerland

Gold	(5)	CID001512	Rand Refinery (Pty) Ltd.	Germiston, Gauteng, South Africa

Gold	(5)	CID001534	Royal Canadian Mint	Ottawa, Ontario, Canada

Gold	(5)	CID001573	Schöne Edelmetaal B.V.	Amsterdam, The Netherlands

Gold	(5)	CID001585	SEMPSA Joyería Platería SA	Madrid, Madrid, Spain

Gold	(5)	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Zhaoyuan, Shandong, China

Gold	(9)	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Shyolkovo, Russia

Gold	(5)	CID001761	Solar Applied Materials Technology Corp.	Tainan City, Taiwan

Gold	(5)	CID001798	Sumitomo Metal Mining Co., Ltd.	Saijyo, Ehime, Japan

Gold	(5)	CID001875	Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa, Japan

Gold	(5)	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Laizhou City, China

Gold	(5)	CID001938	Tokuriki Honten Co., Ltd.	Kuki, Saitama, Japan

Gold	(9)	CID001955	Torecom	Chungcheongnam-do, South Korea

Gold	(5)	CID001977	Umicore Brasil Ltda.	Guarulhos, São Paulo, Brazil

Gold	(5)	CID001980	Umicore SA Business Unit Precious Metals Refining	Hoboken, Antwerp, Belgium

Gold	(5)	CID001993	United Precious Metal Refining, Inc.	Alden, New York, USA

Gold	(5)	CID002003	Valcambi SA	Balerna, Ticino, Switzerland

Gold	(5)	CID002030	Western Australian Mint trading as The Perth Mint	Cloverdale, Western Australia, Australia

Gold	(5)	CID002100	Yamamoto Precious Metal Co., Ltd.	Tennoji, Osaka, Japan

Gold	(9)	CID002129	Yokohama Metal Co., Ltd.	Japan

Gold	(5)	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Sanmenxia City, China

Gold	(5)	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	Shanghang, China

Gold	(5)	CID002314	Umicore Precious Metals Thailand	Dokmai, Pravet, Thailand

Gold	(5)	CID002510	Republic Metals Corporation	Miami, Florida, USA

Tungsten	(7)(8)	CID000004	A.L.M.T. TUNGSTEN Corp.	Toyama, Japan

Tungsten	(7)	CID000105	Kennametal Huntsville	Huntsville, Alabama, USA

Tungsten	(7)(8)	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong, China

Tungsten	(7)(8)	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi County, Jiangxi Province, China

Tungsten	(7)	CID000345	Dayu Weiliang Tungsten Co., Ltd.	Dayu County, Ganzhou, Jiangxi, China

Tungsten	(6)	CID000499	Fujian Jinxin Tungsten Co., Ltd.†	Longyan, Fujian, China

Tungsten	(6)	CID000568	Global Tungsten & Powders Corp.†	Towanda, Pennsylvania, USA

Tungsten	(7)(8)	CID000766	Hunan Chenzhou Mining Group Co., Ltd.	Yuanling, Hunan, China

Tungsten	(6)	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan, China

Tungsten	(6)	CID000825	Japan New Metals Co., Ltd.†	Akita, Japan

Tungsten	(7)(8)	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Jiangxi Province, China

Tungsten	(6)	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, China

Tungsten	(7)	CID000966	Kennametal Fallon	Fallon, Nevada, USA

Tungsten	(7)	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Trang Bang, Tay Ninh, Vietnam

Tungsten	(6)	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.†	Halong City, Quang Ninh Province, Vietnam

Tungsten	(6)	CID002044	Wolfram Bergbau und Hütten AG†	St. Martin i.S, Austria

Tungsten	(6)	CID002082	Xiamen Tungsten Co., Ltd.	Haicang, Xiamen, China

Tungsten	(7)(8)	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Shaoguan, Guangdong, China

Tungsten	(6)	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi, China

Tungsten	(7)(8)	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Ganzhou, Jiangxi Province, China

Tungsten	(7)	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Province, China

Tungsten	(7)	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Province, China

Tungsten	(6)	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan, China

Tungsten	(6)	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Xiamen, China

Tungsten	(6)	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi, China

Tungsten	(6)	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi, China

Tungsten	(6)	CID002502	Asia Tungsten Products Vietnam Ltd.	Haiphong, Vietnam

Tungsten	(6)	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou, Hunan, China

Tungsten	(7)	CID002532	Pobedit, JSC	Vladikavkaz, Russia

Tungsten	(7)(8)	CID002541	H.C. Starck GmbH	Goslar, Germany

Tungsten	(7)(8)	CID002542	H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Germany

Tungsten	(7)(8)	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao, Vietnam

Tungsten	(7)	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangxi Province, China

(1) CFSI Conflict-Free Tantalum Smelters, information as of: May 6, 2015
(2) CFSI Active Tantalum Smelters, information as of: May 13, 2015
(3) CFSI Conflict-Free Tin Smelters, information as of: May 13, 2015
(4) CFSI Active Tin Smelters, information as of: May 13, 2015
(5) CFSI Conflict-Free Gold Refiners, information as of: May 11, 2015
(6) CFSI Table 1: CFSP Compliant Tungsten Smelters, information as of: May 13, 2015
(7) CFSI Table 2: TI-CMC Category A Members Progressing Toward CFSP Validation, information as of: May13, 2015
(8) CFSI Table 3: CFSP Active Tungsten Smelters, information as of: May 13, 2015
(9) CFSI Active Gold Smelters & Refiners, information as of: May 13, 2015